SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 9, 2006

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 9, 2006, Security Capital Corporation (AMEX: SCC) (the “Company”), WC Holdings, Inc. (“WC”), an 84%-owned subsidiary of the Company, CompManagement Inc. (“CMI”), a wholly owned subsidiary of WC, and other WC wholly owned subsidiaries, CMI Management Company, CompManagement Health Systems, Inc. and CompManagement Integrated Disability Services, Inc. (WC, CMI and such other wholly owned subsidiaries collectively, the “CMI Companies”), Robert J. Bossart and Paul A. Miller (together with Bossart, the “Former Executives”) entered into a Settlement Agreement and Release (the “Settlement Agreement”). In addition to resolving litigation between the Former Executives and the CMI Companies, the Settlement Agreement includes provisions pursuant to which the Former Executives have agreed not to compete with the CMI Companies or solicit their employees and customers for three years, as well as agreeing not to disclose the CMI Companies’ trade secrets and other confidential information. The Former Executives and the Company have also agreed to be bound by the terms of a “drag/tag” arrangement with respect to the shares of WC held by the Former Executives in the event of a sale of the Company or WC.

Bossart is the former Chief Executive Officer of WC and CMI, and Miller is the former Chief Financial Officer and General Counsel of WC and CMI. Both Bossart (4.38%) and Miller (0.64%) continue to hold minority interests in the outstanding shares of WC.

The CMI Companies terminated the employment of the Former Executives for cause effective January 3, 2005. On or about November 8, 2005, the Former Executives commenced a civil action against the CMI Companies in the Court of Common Pleas, Franklin County, Ohio (the “Lawsuit”), claiming that the Former Executives were not terminated by the CMI Companies for “just cause” within the meaning of their employment agreements and seeking unspecified monetary damages for the value of their lost severance and options to acquire additional shares of WC.

The Company, the CMI Companies and the Former Executives have entered into the Settlement Agreement to resolve various matters, including the parties’ respective claims regarding matters at issue in the Lawsuit. Pursuant to the terms of the Settlement Agreement, the Former Executives will file a Stipulation of Dismissal with Prejudice with respect to the Lawsuit on or prior to March 17, 2006. The date that the CMI Companies receive proof of entry of such Stipulation of Dismissal is referred to as the “Settlement Effective Date.”

Pursuant to the terms of the Settlement Agreement, the Former Executives have agreed not to compete with, or solicit certain current or former employees and customers of, the CMI Companies and their affiliates (to the extent that such affiliates are in the same line of business as the CMI Companies) during the three-year period following the Settlement Effective Date. In addition, the Settlement Agreement also provides that, in the event of a change of control of the Company or WC, each of the Former Executives will have the right to sell his shares in WC, for cash, and the Company will have the right to require the Former Executives to sell their respective shares in WC, for cash.

In connection with entering into the Settlement Agreement, the Company and the CMI Companies and the Former Executives executed mutual releases. The parties also agreed to mutual non-disparagement provisions.

Pursuant to the terms of the Settlement Agreement, within one business day after the Settlement Effective Date the CMI Companies will pay $355,983.50 to Bossart and $206,256 to Miller. Additionally, under the Settlement Agreement, the CMI Companies will pay (i) $182,705.25 to Bossart and $77,896 to Miller on the first anniversary of the Settlement Effective Date, (ii) $78,302.25 to Bossart and $33,384 to Miller on the second anniversary of the Settlement Effective Date, and (iii) $563,820 to Bossart and $281,910 to Miller upon a change of control of the Company or WC. On the Settlement Effective Date, the CMI Companies will place the amount of the payments to be made pursuant to clauses (i) and (ii) of the preceding sentence into an interest-bearing account, with the Former Executives entitled to the interest.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 above and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2006
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and Chief Financial Officer